UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                                                          July 14, 2009

Noven Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11960 S.W. 144th Street, Miami, Florida		33186
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(305) 253-5099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03.	Material Modifications to Rights of Security Holders.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.

Item 9.01.	Financial Statements and Exhibits.

SIGNATURE
EXHIBIT INDEX
EX-2.1:  Agreement and Plan of Merger
EX-4.1:  Amendment No. 2 to Rights Agreement
EX-10.1: Amended and Restated Employment Agreement
EX-99.1: Press Release
EX-99.2: Press Release

Item 1.01.              Entry into a Material Definitive Agreement.

On July 14, 2009, Noven Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Hisamitsu Pharmaceutical Co., Inc., a Japanese corporation (“Hisamitsu”), Hisamitsu U.S., Inc., a Delaware corporation and a wholly owned subsidiary of Hisamitsu (“Holdings”), and Northstar Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Purchaser has agreed to commence a cash tender offer (the “Offer”) to acquire all the issued and the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), subject to the terms and conditions contained in the Merger Agreement.

On July 14, 2009, the Company and Hisamitsu issued a joint press release relating to the Merger Agreement.  A copy of the press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Merger Agreement

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser will commence the Offer to acquire all the issued and outstanding Shares for $16.50 per Share net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).

The Merger Agreement provides that as promptly as practicable, but in no event later than 10 business days after the date of the Merger Agreement, Purchaser will commence the Offer.  The initial expiration date of the Offer will be 20 business days following the commencement thereof, and the Offer may be extended under certain circumstances described in the Merger Agreement.

Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, that at least a majority of the outstanding Shares, on a fully diluted basis, shall have been validly tendered (and not properly withdrawn) in accordance with the terms of the Offer (the “Minimum Tender Condition”) and the expiration or earlier termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or under the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended).

Pursuant to the terms of the Merger Agreement, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”) to purchase a number of newly-issued Shares (the “Top-Up Shares”), in an amount equal to the lowest number of Shares that, when added to the number of Shares directly or indirectly owned by Hisamitsu at the time of any exercise of the option, will constitute one share more than 90% of the fully diluted Shares outstanding immediately after the issuance of the Top-Up Shares.  The Top-Up Option is exercisable only once, in whole and not in part, and only at such time as Hisamitsu, directly or indirectly, owns at least 85% of the fully diluted Shares and following the expiration of the Offer and any subsequent offering period.  Purchaser will pay the Offer Price for each Top-Up Share acquired upon exercise of the Top-Up Option.

Pursuant to the terms of the Merger Agreement, as soon as practicable after Purchaser’s acceptance of Shares tendered in the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser is obligated to acquire all of the Shares that were not tendered, through a merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Hisamitsu (the “Merger”).  At the effective time of the Merger, each issued and outstanding Share (excluding those Shares held by Hisamitsu, Holdings, Purchaser, the Company or their respective wholly owned subsidiaries, or by stockholders who properly exercise appraisal rights under Section 262 of the Delaware General Corporation Law) will be cancelled and converted into the right to receive the Offer Price.  The parties have agreed that if, following completion of the Offer, Hisamitsu, directly or indirectly, owns at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, pursuant to Delaware’s “short-form” merger statute.  Otherwise, the Company may hold a stockholders’ meeting to obtain stockholder approval of the Merger.

The Merger Agreement includes various representations, warranties and covenants of the Company, Hisamitsu, Holdings and Purchaser, including certain operating covenants related to the conduct of the Company’s business.  The Company has also agreed not to solicit, initiate, or knowingly encourage or enter into any third party acquisition proposals, or discuss, negotiate or furnish any information with respect to or otherwise facilitate or encourage any inquiries or proposals that constitute, or may reasonably be expected to lead to, a takeover proposal for the Company, subject to certain exceptions and the fulfillment of certain fiduciary requirements of the Company’s board of directors.  The Merger Agreement also includes termination provisions for both the Company and Hisamitsu and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Hisamitsu a termination fee of $17.15 million.  The Merger Agreement also provides that, under specified circumstances, Noven will be obligated to reimburse Hisamitsu’s actual out-of-pocket expenses of up to $2.0 million in connection with the termination of the Merger Agreement.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been filed herewith to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company or to modify or supplement any factual disclosures about the Company contained in its public reports filed with the Securities and Exchange Commission (“SEC”).  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other.  The assertions embodied in the representations and warranties of the Company are qualified by information contained in the confidential disclosure letter that the Company delivered in connection with signing the Merger Agreement as well as by certain information contained in the Company’s public filings with the SEC. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Important Information about the Offer

           The tender offer described herein has not yet commenced and this communication is neither an offer to purchase nor the solicitation of an offer to sell any securities.  At an appropriate time, the Company intends to file a tender offer solicitation/recommendation statement, and Hisamitsu intends to file a Schedule TO and related documents (together with the tender offer solicitation/recommendation statement, the “Tender Offer Documents”) with the SEC.  Investors and security holders are urged to read the Tender Offer Documents and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors and security holders may obtain a free copy of the Tender Offer Documents and other documents (when available) that the Company or Hisamitsu files with the SEC at the SEC’s website at www.sec.gov.  In addition, the tender offer solicitation/recommendation statement and other documents filed by Noven with the SEC may be obtained from the Company free of charge by directing a request to Joseph C. Jones, Noven’s Vice President – Corporate Affairs, at 305-253-1916.

Item 3.03.              Material Modifications to Rights of Security Holders.

On July 14, 2009, the Company and American Stock Transfer & Trust Company, LLC executed Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated November 6, 2001, as previously amended on March 18, 2008, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Amendment was executed concurrently with the execution of the Merger Agreement to permit the receipt of Shares by Hisamitsu without triggering the rights of the Company’s stockholders to purchase shares of preferred stock of the Company pursuant to the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, filed herewith as Exhibit 4.1 and incorporated herein by reference, and the full text of the Rights Agreement, which was filed as Exhibit 4.1 to the Form 8-K filed by the Company on November 6, 2001 and is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009, and as a condition to Hisamitsu’s willingness to enter into the Merger Agreement, the Company entered into an agreement (the “Employment Agreement) with Jeffrey F. Eisenberg, currently the Executive Vice President of the Company and President of Novogyne Pharmaceuticals, the Company’s joint venture with Novartis Pharmaceuticals Corporation, which amended and restated Mr. Eisenberg’s existing employment agreement with the Company.  When the Employment Agreement becomes effective, Mr. Eisenberg will serve as the President and Chief Executive Officer of the Company and will report solely to the Board of Directors of the Company and the Chief Executive Officer of Hisamitsu.

The Employment Agreement becomes effective as of the earlier of the Effective Time, as defined in the Merger Agreement, and the first business day following the day on which representatives of Hisamitsu hold a majority of seats on the Company’s board of directors (the “Effective Date”), and expires on the second anniversary of the Effective Date. When effective, the Employment Agreement will supersede the prior letter agreement and change of control agreement between Mr. Eisenberg and the Company, provided that the Employment Agreement will have no force or effect if the Merger Agreement is terminated, if Hisamitsu owns less than a majority of the Shares following the consummation of the Offer or if a third party unaffiliated with Hisamitsu owns a majority of the Shares. On the second anniversary of the Effective Date and each annual anniversary date thereafter, the term of the Employment Agreement will automatically be extended for a one-year period, unless either party delivers written notice at least 60 days prior to such anniversary.

Mr. Eisenberg will receive an annual base salary of $475,000, subject to annual review for merit increases, which base salary may not be decreased.   He will also be entitled to participate in the Company’s annual incentive bonus plan, with annual target incentive bonuses for years after 2009 of at least 75% of his annual base salary.  Within 60 days of the Effective Time, the Company will establish a long-term incentive plan that is consistent with the terms and conditions agreed to between the Company and Hisamitsu and in which Mr. Eisenberg will participate.

If Mr. Eisenberg is terminated without cause or for good reason during the two-year period following the Effective Date, he will receive a lump sum payment equal to the sum of (i) two times the sum of (x) his annual base salary in effect as of the date of termination and (y) his highest recent bonus, and (ii) his highest recent bonus prorated for the year of termination.  He will also receive continued medical, welfare and fringe benefits for the remainder of the two-year period following the Effective Date and outplacement services for one year at the highest level provided pursuant to Company plans, if such plans are in effect.

If Mr. Eisenberg is terminated without cause or for good reason after the two-year period following the Effective Date, he will receive a lump sum payment equal to 18 months of his annual base salary as in effect as of the date of termination and a prorated bonus for the year of termination, such bonus to be paid at the time it would have been paid had his employment continued.  Mr. Eisenberg will be required to execute a waiver and release of claims to receive any severance benefits that are payable upon a termination without cause or for good reason.

If Mr. Eisenberg is terminated due to his death or Disability (as defined in the Employment Agreement), he will receive a prorated bonus for the year of termination, such bonus to be paid at the time it would have been paid had his employment continued.  If the Company declines to extend the term of the Employment Agreement, Mr. Eisenberg’s employment will terminate at the end of then-current term of the Employment Agreement and it will be treated as if he were terminated without cause.

Mr. Eisenberg will be subject to 18-month non-competition, non-solicitation, non-disruption and no-hire covenants following the termination of his employment for any reason and will be entitled to a full gross-up for any payments due as a result of the application of Section 280G of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which has been filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.              Other Events.

On July 14, 2009, the Company and Hisamitsu issued a joint press release regarding the execution of the Merger Agreement.  A copy of the press release has been furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Concurrently with the announcement of the execution of the Merger Agreement, the Company announced positive top-line results from its Phase 2 clinical study evaluating Mesafem™ (low-dose paroxetine mesylate) for the treatment of vasomotor symptoms (hot flashes) associated with menopause. A copy of the Company’s press release issued on July 14, 2009 announcing the results of the Phase 2 clinical study has been furnished herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits             The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 14, 2009, among Hisamitsu Pharmaceutical Co., Inc., Hisamitsu U.S., Inc., Northstar Merger Sub, Inc. and Noven Pharmaceuticals, Inc.

4.1	Amendment No. 2, dated July 14, 2009, to Rights Agreement, dated as of November 6, 2001 and amended on March 18, 2008, between the Company and American Stock Transfer & Trust Company, LLC.

10.1	Amended and Restated Employment Agreement between Jeffrey F. Eisenberg and Noven Pharmaceuticals, Inc., as amended July 14, 2009.
99.1	Joint Press Release of Noven Pharmaceuticals, Inc. and Hisamitsu Pharmaceutical Co., Inc., dated July 14, 2009.

99.2	Press Release of Noven Pharmaceuticals, Inc., dated July 14, 2009.

Safe Harbor Statement

           Except for historical information contained herein, the matters discussed herein may contain forward-looking statements that involve substantial risks and uncertainties.  Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions, and statements that involve risks and uncertainties concerning Hisamitsu’s acquisition of the Company, are forward-looking statements.  The Company’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect the Company’s current perspective on existing trends and information.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the current expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond the Company’s control.  These factors include, but are not limited to, the timing and completion of the proposed Offer, the ability to complete the Offer and subsequent Merger successfully, in a timely fashion and on the terms agreed to by the parties, and the anticipated impact of the acquisition on the Company’s operations and financial results. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition.  Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVEN PHARMACEUTICALS, INC.

Date: July 14, 2009	By:	/s/ Jeff Mihm
Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2009, among Hisamitsu Pharmaceutical Co., Inc., Hisamitsu U.S., Inc., Northstar Merger Sub, Inc. and Noven Pharmaceuticals, Inc.

4.1	Amendment No. 2, dated July 14, 2009, to Rights Agreement, dated as of November 6, 2001 and amended on March 18, 2008, between the Company and American Stock Transfer & Trust Company, LLC.

10.1	Amended and Restated Employment Agreement between Jeffrey F. Eisenberg and Noven Pharmaceuticals, Inc., as amended July 14, 2009.
99.1	Joint Press Release of Noven Pharmaceuticals, Inc. and Hisamitsu Pharmaceutical Co., Inc., dated July 14, 2009.

99.2	Press Release of Noven Pharmaceuticals, Inc., dated July 14, 2009.